[DATE]
[NAME]
Dear [NAME]:
As described in this letter agreement (this “Agreement”), effective as of [__], in consideration of, as applicable: (a) your receipt of any base salary increase; (b) any promotion in your title or role; (c) your eligibility for and receipt of any incentive compensation, including, but not limited to, any year-end discretionary bonus; (d) your continued employment with The
Carlyle Group Employee Co., L.L.C. (together with its affiliates, “Carlyle”); and/or (e) your access to and receipt of new confidential information and trade secrets of Carlyle in connection with such employment, you hereby agree to the following Non-Competition,
Non-Solicitation and Notice Period covenants (such covenants collectively, the
“Covenants”).
Non-Competition Covenant
In consideration of the benefits and promises described herein, you covenant and agree that, both during your employment with Carlyle and, in the event you resign from Carlyle or are terminated by Carlyle for cause (as determined by Carlyle in its reasonable discretion), for twelve (12) months following the date of the termination of your employment with Carlyle or, in the event of your resignation, the date on which you notify Carlyle of your resignation
(such applicable period, the “Non-Competition Period”), you will not, directly or indirectly, without the prior written consent of Carlyle, provide services to a “Competing Investment
Business” (as defined below). The Non-Competition Period shall run concurrently with any required “Notice Period” (as defined below) and shall not be extended by the Notice Period.
For purposes of this Agreement, a “Competing Investment Business” shall mean any alternative asset management investment advisory business (whether stand-alone or part of a larger organization) or other business engaging in similar investment sponsorship activity
(such as providing investment advisory services for the benefit of a special purpose acquisition company) and shall include, without limitation, any business engaging in the activities and business strategies of the investment funds, vehicles and accounts and other investment products, services and lines of business operated by or within Carlyle’s business during the term of your employment. You agree and acknowledge that Carlyle’s business is worldwide in scope and therefore this restriction governs your activities anywhere in the world where you (x) provided services; (y) directly or indirectly supervised or managed business operations and/or employees; and/or (z) maintained client or investor relationships, in each case on behalf of Carlyle’s business.
You shall be deemed to be “providing services” to a Competing Investment Business if you provide services directly or indirectly, whether individually or through or by another person or an entity in which you are a director (or the equivalent), officer, employee, consultant, representative, agent or otherwise, to a Competing Investing Business.  You shall not be deemed to be “providing services” to a Competing Investment Business if the Competing
Investment Business is a publicly traded entity and your only relationship with such entity is an equity stake of one percent (1%) or less.  This Agreement does not prevent you from (i)
managing your personal investment activities for which you receive no compensation in any form or (ii) participating in charitable, community, literary or artistic activities.
Non-Solicitation Covenant
In consideration of the benefits and promises described herein, you covenant and agree that, both during your employment with Carlyle and for a period of twelve (12) months after the last day that you are employed by Carlyle (regardless of the reason for the termination of your employment), you will not, directly or indirectly, without the prior written consent of
Carlyle: (a) participate in any capacity, including as an investor or an advisor, in any
Exhibit 10.32

transaction that Carlyle or any of its affiliates was actively considering investing in or offering to invest in prior to the date of termination; (b) solicit, contact or identify investors in any investment partnership, fund, vehicle or managed account controlled or advised by
Carlyle or its affiliates (to the extent you know that such person or entity is an investor, directly or indirectly, in such partnership, fund, vehicle or managed account) on behalf of any person or entity; or (c) recruit, solicit, induce or seek to induce any then-current employee or member of Carlyle or its affiliates to become employed by you or any other person or entity.
Notice Period Covenant
In consideration of the benefits and promises described herein, you agree to provide advance notice to Carlyle of your intent to resign or retire from your employment with Carlyle of at least six (6) months. During the Notice Period, you will remain on Carlyle’s payroll and will continue to owe a duty of loyalty and exclusivity to Carlyle. During the Notice Period, you will continue to be paid your base salary at the rate in effect at time you provide advance notice to Carlyle in accordance with Carlyle’s payroll policies and you will be eligible to participate in Carlyle’s benefit plans to the extent permitted by such plans and applicable law.
You will not otherwise be eligible to receive any other compensation during the Notice
Period.
During the Notice Period, Carlyle reserves the right, in its sole discretion, to require that you continue to perform your job responsibilities, that you perform only such tasks as determined by Carlyle to aid and assist in the transition of responsibilities associated with your departure, that you not perform any services at all, and/or that you not report to the office, and Carlyle’s exercise of its discretion in respect of any or all of the foregoing will not constitute a constructive discharge of you by Carlyle.  Carlyle may elect, in its sole discretion, to shorten or waive the Notice Period, in whole or in part, at any time, in which case Carlyle’s obligation to pay your base salary shall be limited only to the duration of such shortened
Notice Period, if any.  To the extent Carlyle shortens or waives the Notice Period for any reason other than due to conduct by you constituting cause (as determined by Carlyle in its reasonable discretion), Carlyle also shall reduce the Non-Competition Period by the same amount of time.

General Terms
You agree that the Covenants may briefly limit your ability to earn a livelihood in a business similar to Carlyle’s business, but you nevertheless hereby agree and acknowledge that the consideration provided to you in this Agreement is adequate to support the restrictions contained in this Agreement. You further agree that the restrictions set forth in the Non-
Competition and Non-Solicitation covenants are reasonable and necessary to protect
Carlyle’s confidential information (including trade secrets), goodwill and other legitimate business needs. In the event that any court or tribunal of competent jurisdiction shall determine the Non-Competition and/or Non-Solicitation covenants to be unenforceable or invalid for any reason, you and Carlyle agree that the Non-Competition and/or Non-
Solicitation covenants (as applicable) shall be interpreted to extend only over the maximum period of time, geographic area and scope of activities for which such covenant may be enforceable, as determined by such court or tribunal.
Remedies
You agree and acknowledge that each of the foregoing Covenants are a material inducement to Carlyle to enter into this Agreement.  You agree and acknowledge that any breach or threatened breach of any of the Covenants may result in substantial, continuing and irreparable injury to Carlyle and will constitute a material breach of this Agreement.  In the event of your breach or threatened breach of this Agreement, you agree and acknowledge that
Carlyle shall be entitled to forfeiture and/or clawback of the economic and/or equity interests you have received from Carlyle, in addition to whatever other remedies at law Carlyle may have.  You further agree that the remedy at law for breach or threatened breach of the
Covenants may be inadequate and that in the event of your breach or threatened breach of any of the Covenants Carlyle shall be entitled (without posting bond or other security) to injunctive relief, specific performance and/or other equitable relief by a court of appropriate jurisdiction.
Other Terms
You will remain an at-will employee of Carlyle and will continue to be bound by the terms and conditions of any employment agreement or offer letter (as applicable) and any other agreements with Carlyle to which you are a party (collectively, the “Existing Agreements”), in addition to being bound by the Covenants contained in this Agreement. Nothing herein shall modify or amend any Existing Agreement (including, without limitation, any post-
employment obligations contained in any Existing Agreement).  For the avoidance of doubt, the Covenants contained in this Agreement shall run concurrently with any other notice period or post-employment obligations to which you are subject in any Existing Agreement, it being agreed that the Covenants contained in this Agreement may extend beyond and may have different terms than any similar obligations to which you are subject in any Existing
Agreement. Your obligations under the Covenants shall survive the termination of your employment for any reason. This Agreement is confidential to the fullest extent of the law and you agree that you will not disclose the terms of this Agreement to any person or entity other than your personal legal or tax advisors who agree to keep this Agreement confidential.
Notwithstanding the foregoing, you agree that you will notify a prospective new employer of your obligations under this Agreement and will provide to such prospective new employer a copy of this Agreement.
This Agreement is binding on you, your heirs, executors and administrators and on Carlyle and its successors and assigns, and shall inure to the benefit of and be enforceable by Carlyle and its successors and assigns.  This Agreement shall be governed by, and construed in accordance with, the laws of the state in which you are primarily employed by the Company without regard to its conflict of laws provisions.  Any proceeding regarding this Agreement shall be brought exclusively in the state or federal courts in and for such state, and the parties consent to the personal jurisdiction thereof.

This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.
Signature pages in “.pdf” form or other electronic signatures (including via DocuSign) shall be deemed original signatures of this Agreement.  Any modification of this Agreement must be made in writing and be signed by both parties, except for any judicial modification as described above.
Please indicate your agreement to and acceptance of this Agreement by signing where indicated below.  This Agreement shall be effective as of the date indicated next to your signature below.
[Signature Page Follows]

Regards,
The Carlyle Group Employee Co., L.L.C.,
on behalf of itself and Carlyle
By: ___________________________________
Name:
Title:
Agreed to and accepted:
_______________________________________Date:  _____________________
[Name]